Leo Contracted a $25 Million Contract

Hanwha promised to sell 5,000 units of Leo’s e-Box in Europe

Las Vegas, Nevada, January 3 , 2012.  Leo Motors, Inc. (OTCQB:LEOM) made a substantial contract with Hanwha Corporation (http://www.hanwhacorp.co.kr) Leo appointed Hanwha as an exclusive distributor of e-Box in Europe. And as an exclusive distributor, Hanwha guaranteed minimum 5,000 units of e-Box amounting to approximately $25 million.

Hanwha is subsidiary of Hanwha group which ranks top 10 business conglomerates in Korea. It is actively investing in solar energy businesses.

According to Mr. John Lee, CEO of Leo Motors, “with this contract, Leo will supply 5,000 units of e-Box per annum, and this will make sales of $100 million. We upgraded our existing e-Box for safer and higher power storage.”

About Leo Motors

LEO MOTORS is a US public company based outside of Seoul, Korea, engaged in the development, manufacture and sale of Electric Vehicle (EV) power trains and components.  Leo has developed many original EV power trains and has converted many models of existing internal combustion engine (ICE) vehicles into EVs, including scooters, motorcycles, highway speed sedans, buses and trucks.  Leo Motors has also developed Zinc Air Fuel Cell Generator (ZAFCG) which will free EV’s from range limitation with zero emissions.

Mike King
Princeton Research, Inc.
(702) 650-3000

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

Source: Leo motors